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As filed with the Securities and Exchange Commission on January 8, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
Registration Statement Under the Securities Act of 1933

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	91-1600822 (IRS Employer Identification No.)

19910 North Creek Parkway, Bothell, WA 98011-3008
(425) 415-6847 (telephone)
(425) 481-1625 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Richard A. Raisig, Chief Financial Officer
Microvision, Inc.
19910 North Creek Parkway, Bothell, WA 98011-3008
(425) 415-6847 (telephone)
(425) 481-1625 (facsimile)
(Name, address, including zip code, and telephone and facsimile numbers, including area code, of agent for service)

Copy to:
Christopher J. Voss
Stoel Rives LLP
One Union Square, 36th Floor, Seattle, WA 98101-3197
(206) 624-0900 (telephone)
(206) 386-7500 (facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If the only shares being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the shares being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than shares offered only in connection with a dividend or interest reinvestment plan, check the following box. /x/

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Microvision, Inc. Common Stock, Preferred Stock; Warrants; Convertible Debt Securities(4)(5)	$20,000,000 (1)(2)	— (1)(2)	$20,000,000 (1)(2)	$4,780 (3)
Common Stock, No Par Value	207,400 shares (6)	$14.85 (7)	$3,079,890 (7)	$737 (7)

Total	—	—	$23,079,890	$5,517

(1)
There are being registered under this Registration Statement such indeterminate number of shares of Common Stock, Preferred Stock and Warrants to purchase shares of Common Stock and of Preferred Stock of the Registrant, and such indeterminate principal amount of Convertible Debt Securities of the Registrant, as shall have an aggregate offering price not to exceed $20,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum offering prices per security or unit will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered under this Registration Statement
(2)
Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)
Calculated pursuant to Rule 457(o) under the Securities Act.
(4)
Including such indeterminate number of shares of Preferred Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Convertible Debt Securities or Warrants registered hereunder, to the extent any such Convertible Debt Securities or Warrants are, by their terms, convertible into or exercisable for Preferred Stock, respectively.
(5)
Including such indeterminate number of shares of Common Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Convertible Debt Securities, Preferred Stock or Warrants registered hereunder, to the extent any of such Convertible Debt Securities, Warrants or shares of Preferred Stock are, by their terms, convertible into or exercisable for Common Stock, respectively.
(6)
Includes 200,000 shares of common stock issuable upon exercise of the warrants issued to certain of the selling shareholders described herein. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers a presently indeterminate number of common shares issuable under such warrants upon the occurrence of stock dividends, stock splits or similar transactions.
(7)
The proposed maximum offering price per share and maximum aggregate offering price for the shares issuable upon exercise of the warrants issued to the selling shareholders being registered hereby are calculated in accordance with Rule 457(c) under the Securities Act using the average of the high and low prices on January 4, 2002.

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Security and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, Subject to Completion, dated January 8, 2002

MICROVISION, INC.

$20,000,000

Common Stock
Preferred Stock
Warrants
Convertible Debt Securities
and
207,400 Shares of Common Stock

    We may sell from time to time up to $20,000,000 of our common stock, preferred stock, warrants, or convertible debt securities in one or more transactions. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

    The selling shareholders listed on page four may offer from time to time up to an aggregate of 207,400 shares of our common stock and may sell the shares from time to time at fixed prices, market prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. We will not receive any proceeds from the sale of shares by the selling shareholders, but we will bear the costs relating to the registration of the shares.

    Our common stock is traded on the Nasdaq National Market under the symbol MVIS. On January 4, 2002, the closing price of our common stock on the Nasdaq National Market was $15.08 per share. None of our other securities are publicly traded.

    We may not use this prospectus to offer and sell securities unless accompanied by the applicable prospectus supplement.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" contained in our Quarterly Report on Form 10-Q for the three month period ending September 30, 2001 and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2002.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20.0 million. In addition, the named selling shareholders may use this shelf registration process to sell up to an aggregate of 207,400 shares of our common stock. This prospectus provides you with a general description of the securities that we and the selling shareholders may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

    The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Commission's web site, located at http://www.sec.gov, or at the Commission's offices referenced under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and periodic reports and other information with the SEC. You may read and copy the registration statement of which this prospectus constitutes a part and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 233 Broadway, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

    The SEC allows us to "incorporate by reference" our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Security Exchange Act of 1934, as amended, or the Exchange Act, until we sell all of the securities offered pursuant to this prospectus.

    The following documents filed with the SEC are incorporated by reference in this prospectus:

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2000;

  2.
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

  3.
  Our Current Report on Form 8-K for the event of October 17, 2001, as filed on October 17, 2001;

  4.
  Our Current Report on Form 8-K for the event of October 10, 2001, as filed on October 12, 2001;

  5.
  Our Current Report on Form 8-K for the event of October 4, 2001, as filed on October 9, 2001;

  6.
  Our Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders, as filed with the SEC on April 30, 2001;

  7.
  Our Current Report on Form 8-K for the event of March 14, 2001, as filed on March 30, 2001, and Amendment No. 1 thereto on Form 8-K/A as filed on April 11, 2001; and

  8.
  The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 33-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

    We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Microvision, Inc., 19910 North Creek Parkway, Bothell, Washington 98011-3008, Telephone (425) 415-6847.

    The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. You should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

    You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus.

    We are not making an offer of these securities in any jurisdiction where the offering is not permitted.

    You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate as of any date other the date on the front of this prospectus or those documents.

OUR BUSINESS

    Microvision, Inc., develops information display and related technologies that allow electronically generated images and information to be projected onto the retina of a viewer's eye. The Company has defined three distinct business platforms relating to the delivery of images and information:

  •
  Retinal Scanning Displays—Utilizing the retinal scanning display technology to display information on the viewer's retina.

  •
  Imaging Solutions—Utilizing proprietary scanning technology and the retinal scanning display technology to capture images and information.

  •
  Optical Materials—Utilizing a new class of organic non-linear chromophore materials technology to transmit information using light.

Additional information concerning our business is set forth in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in the registration statement of which this prospectus constitutes a part.

Our executive offices are located at 19910 North Creek Parkway, Bothell, Washington 98011-3008, and our telephone number is (425) 415-6847.

USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered by us under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, and acquisitions of other technologies. The prospectus supplement relating to specific sales of our securities hereunder will set forth our intended use for the net proceeds we receive from the sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities. We will not receive any proceeds from the sale of shares by selling shareholders.

SELLING SHAREHOLDERS

    On August 10, 2000, pursuant to consulting agreements with Jacqueline Brandwynne and Avram Miller, we issued to Ms. Brandwynne and Mr. Miller each a warrant to purchase 100,000 shares of our common stock at an exercise price of $34.00 per share, subject to adjustment, exercisable until August 10, 2010.

    On February 1, 2001, we entered into an Amendment to License Agreement with the Univesity of Washington, pursuant to which we issued 7,400 shares of our common stock to the University of Washington.

Ownership After Offering if All Shares Offered Hereby Are Sold
Selling Shareholders	Shares Owned Prior to Offering	Shares Being Offered (2)
			Shares	Percent
Jacqueline Brandwynne	157,330(1)(3)	100,000(2)	57,330(3)	*
Avram Miller	100,000(1)	100,000(2)	—	—
University of Washington	7,400	7,400	—	—

*
less than 1%.

(1)
Includes 100,000 shares of our common stock issuable upon exercise of warrants.

(2)
Represents the number of shares issuable upon exercise of the warrants calculated as described in note (1) above.

(3)
Includes 24,030 shares issuable upon exercise of options.

    Jacqueline Brandwynne and Avram Miller are each a party to a consulting agreement with us pursuant to which the warrants were issued. Ms. Brandwynne is also one of our directors. In addition to the license agreement referenced above, the University of Washington licenses certain technologies to our subsidiary Lumera Corporation, is a stockholder of Lumera and has the right to designate a member of Lumera's board of directors.

    In recognition of the fact that each selling shareholder may wish to be legally permitted to sell its shares when it deems appropriate, we have agreed with the selling shareholders to file with the SEC, under the Securities Act of 1933, as amended, or the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares, and we have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by the selling shareholders.

SHELF REGISTRATION PLAN OF DISTRIBUTION

    General.  We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the terms of the securities to which such prospectus supplement relates;

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

    Only underwriters named in the prospectus supplement, if any, are underwriters of the securities offered with the prospectus supplement.

    Sales Directly to Purchasers.  We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

    Use of Underwriters and Agents.  If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

    Securities may be sold directly or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement.

    Deemed Underwriters.  In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

    Indemnification and Other Relationships.  We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

    Listing of Securities.  Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on the Nasdaq National Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

SELLING SHAREHOLDERS' PLAN OF DISTRIBUTION

    We are also registering the shares offered by the selling shareholders in this prospectus. The selling shareholders and their pledgees, donees, transferees or other successors in interest may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition, the shares may be sold by one or more of the following methods:

  •
  a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker or dealer, as principal, in a market maker capacity or otherwise and resale by the broker or dealer for its account pursuant to their prospectus;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchases;

  •
  privately negotiated transactions;

  •
  any combination of these methods of sale; or

  •
  any other legal method.

    We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. We have agreed with the selling shareholders to indemnify each other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.

    Regulation M under the Exchange Act provides that during the period that any person is engaged in the distribution, as so defined in Regulation M, of our common stock, such person generally may not purchase shares of our common stock. The selling shareholders are subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. The foregoing may affect the marketability of our common stock.

    The selling shareholders may negotiate and pay brokers or dealers commissions, discounts or concessions for their services. In effecting sales, brokers or dealers engaged by the selling shareholders may allow other brokers or dealers to participate. However, the selling shareholders and and any brokers or dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the brokers' or dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any of the selling shareholders qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of section 5(b)(2) of the Securities Act.

    In addition to selling its shares under this prospectus, the selling shareholders may;

  •
  agree to indemnify any broker or dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

  •
  transfer its shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

  •
  sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

    Upon notification by the selling shareholders that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction.

DESCRIPTION OF CAPITAL STOCK

    Our Articles of Incorporation authorize us to issue 31,250,000 shares of common stock, no par value per share, and 31,250,000 shares of preferred stock, no par value per share. As of January 3, 2002, there were 12,998,000 shares of common stock, and no shares of preferred stock, outstanding.

    Common Stock.  All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, if any, holders of common stock:

      —  are entitled to any dividends validly declared;

      —  will share ratably in our net assets in the event of a liquidation; and

      —  are entitled to one vote per share.

    The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

    Preferred Stock.  The Board of Directors has the authority, without further action by the shareholders, to issue up to 31,250,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of Microvision, which could depress the market price of our common stock. We currently have no shares of preferred stock outstanding. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

    Transfer Agent.  American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of debt securities, preferred stock, common stock or units of any combination of the foregoing securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement or term sheet relating to the warrants offered hereby. A copy of the form of warrant agreement, including the form of warrant certificates representing the warrants reflecting the provisions to be included in the warrant agreements that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, the warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

  •
  the offering price or prices;

  •
  the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

  •
  the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

  •
  the date on and after which such warrants and the related securities, if any, will be transferable separately;

  •
  the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

  •
  any material risk factors relating to such warrants;

  •
  the identity of the warrant agent; and

  •
  any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

    Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise or the right to vote such underlying securities.

    Prospective purchasers of warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The prospectus supplement or term sheet relating to any issue of warrants will describe such considerations.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

    This prospectus describes certain general terms and provisions of our convertible debt securities. When we offer to sell a particular series of convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of convertible debt securities.

    We may offer under this prospectus up to $20,000,000 aggregate principal amount of convertible debt securities, or if such debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $20,000,000. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

    The debt securities will be issued under an indenture between us and a commercial bank or trust company, or other duly qualified trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture.

General

    The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

    We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

  •
  the title of the debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, premium and interest on the debt securities will be payable;

  •
  the terms upon which the debt securities of the series may be converted into other securities of the Company, and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

  •
  the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

  •
  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

  •
  any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

    The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

    We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

    If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

    Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

    Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

    You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

    Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

    The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

    Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

    So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

    We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

    We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Microvision, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

    We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

    We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

    We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

    Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

    We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

    We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than Microvision) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met.

Events of Default

    Event of default means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

  •
  default in the payment of principal of or premium on any debt security of that series when due and payable;

  •
  default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization of our company; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

    No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

    If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

    The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

    No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

    Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

    The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

    We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security.

    Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

    Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

    This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

    Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or an event of covenant defeasance.

    The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

    Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

    "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

  •
  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

    We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    As we have incurred losses in each of the periods presented below, we had insufficient earnings to cover fixed charges and preferred dividends, if any, by the following amounts (in thousands):

FIscal Year Ended December 31
					Nine Months Ended September 30, 2001
1996	1997	1998	1999	2000
$3,457	$4,945	$7,328	$16,700	$26,601	$32,441

    Please refer to Exhibit 12 filed with the registration statement of which this prospectus constitutes a part for additional information regarding the ratio of earnings to cover fixed charges and preferred dividends, if any.

EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Microvision, Inc., for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

    The validity of the securities we are offering will be passed upon for us by Stoel Rives LLP, Seattle, Washington.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Our Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to us or our shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Amended and Restated Bylaws authorize us to indemnify our directors, officers, employees and agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the SEC's opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

    This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to our financial condition, results of operations, business, and prospects. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus.

    Forward-looking statements include, but are not limited to, those relating to the general direction of our business, including our retinal scanning display, imaging solutions, and optical materials businesses; the ability of our retinal scanning display technology or products incorporating this technology to achieve market acceptance; our ability to marshal adequate financial, management, and technical resources to develop and commercialize our technologies; our expected revenues and expenses in future periods; developments in the defense, aerospace and other industries on which we have focused; and our relationships with strategic partners.

    These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The section entitled "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Considerations Relating to the Company's Business" that appears in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2001, as updated from time to time in our subsequent quarterly and annual reports, describe some, but not all, of the factors that could cause these differences. These factors are not intended to represent a complete list of the general or specific factors that may affect us. Other factors, including general economic factors and business strategies, may have a significant effect on our business, financial condition, and results of operations. You should not rely on these forward-looking statements, which reflect our position as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC registration fee):

SEC registration fee	$5,500
Legal fees and expenses	$40,000
Blue Sky fees and expenses	$5,000
Accountant's fees and expenses	$15,000
Trustee and Transfer Agent fees	$10,000
Printing and engraving	$10,000
Miscellaneous	$14,500

Total	$100,000

Item 15.  Indemnification of Officers and Directors.

    Article 7 of the Company's Amended and Restated Articles of Incorporation and Section 10 of the Company's Amended and Restated Bylaws authorize the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

    Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 6 of the Company's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

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Item 16.  Exhibits.

1.1	Form of Underwriting Agreement (1)
1.2	Form of Placement Agent Agreement (1)
3.1	Statement of Rights and Preferences of Preferred Stock (1)
4.1	Form of Specimen Stock Certificate for Common Stock (2)
4.2	Form of Specimen Stock Certificate for Preferred Stock (1)
4.3	Form of Indenture (3)
4.4	Form of Warrant (1)
4.5	Warrant to purchase shares of common stock issued to Jacqueline Brandwynne (4)
4.6	Warrant to purchase shares of common stock issued to Avram Miller (4)
5	Opinion on Legality
12	Statement of Computation of Ratios
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Stoel Rives LLP (See Exhibit 5)
24	Power of Attorney (included on signature page hereof)
25	Statement of Eligibility of Trustee (1)

(1)
To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement in connection with the offer of any securities registered hereunder.

(2)
Incorporated by reference to the Company's Form SB-2 Registration Statement, Registration No. 333-5276-LA.

(3)
Incorporated by reference to Amendment No. 1 to the Company's Form S-3 Registration Statement, Registration No. 333-69652.

(4)
Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000.

Item 17.  Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant

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      to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Security Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on January 8, 2002.

MICROVISION, INC.

By:	/s/ RICHARD F. RUTKOWSKI Richard F. Rutkowski Chief Executive Officer

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    Each of the undersigned hereby constitutes and appoints Richard F. Rutkowski and Richard A. Raisig, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Microvision, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of January, 2002:

Signature and Title

Signature	Title

/s/ RICHARD F. RUTKOWSKI Richard F. Rutkowski	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ STEPHEN R. WILLEY Stephen R. Willey	Executive Vice President and Director
/s/ RICHARD A. RAISIG Richard A. Raisig	Chief Financial Officer and Vice President, Operations and Director (Principal Financial Officer)
/s/ JEFF WILSON Jeff Wilson	Chief Accounting Officer (Principal Accounting Officer)
/s/ JACOB BROUWER Jacob Brouwer	Director
/s/ RICHARD A. COWELL Richard A. Cowell	Director
/s/ WALTER J. LACK Walter J. Lack	Director

/s/ WILLIAM A. OWENS William A. Owens	Director

II–5

/s/ ROBERT A. RATLIFFE Robert A. Ratliffe	Director
/s/ DENNIS J. REIMER Dennis J. Reimer	Director
/s/ JACQUELINE BRANDWYNNE Jacqueline Brandwynne	Director

II–6

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MICROVISION, INC. $20,000,000 Common Stock Preferred Stock Warrants Convertible Debt Securities and 207,400 Shares of Common Stock
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
OUR BUSINESS
USE OF PROCEEDS
SELLING SHAREHOLDERS
SHELF REGISTRATION PLAN OF DISTRIBUTION
SELLING SHAREHOLDERS' PLAN OF DISTRIBUTION
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF CONVERTIBLE DEBT SECURITIES
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
EXPERTS
LEGAL MATTERS
LIMITATION OF LIABILITY AND INDEMNIFICATION
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES